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                                                                    Exhibit 23.1

                                   CONSENT OF
                           MARKS SHRON & COMPANY, LLP

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                         CONSENT OF INDEPENDENT AUDITORS


United States Properties, Inc.

We hereby consent to the inclusion of our audit report dated April 24, 1997 and audited financial statements as of December 31, 1996 of United States Properties, Inc. We also consent to the reference to our Firm in Form 10-SB.


/s/ Marks Shron & Company, LLP
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Marks Shron & Company, LLP
Certified Public Accountants



Great Neck, New York
June 11, 1997